        Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF ALIGN TECHNOLOGY, INC.

ARTICLE I - CORPORATE OFFICES

1.1    REGISTERED OFFICE

The registered office and registered agent of Align Technology, Inc. (the “corporation”) in the State of Delaware shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).

1.2    OTHER OFFICES

The corporation may at any time establish other offices at any place or places.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1    PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors of the corporation (the “board of directors”). The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2    ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The board of directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.3    SPECIAL MEETING

(i)    Calling/Cancelling a Special Meeting. A special meeting of the stockholders may be called only by the board of directors. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)    Notice of and Business Conducted at a Special Meeting. The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4    ADVANCE NOTICE PROCEDURES

(i)    Advance Notice of Stockholder Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s notice of the annual meeting (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the board of directors

(or a duly authorized committee thereof), or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i), (2) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting, (3) is a stockholder of record at the time of the annual meeting, and (4) has timely complied in proper written form with the notice procedures set forth in this Section 2.4. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations and any successors thereto (the “1934 Act”)), and included in the notice of meeting given by or at the direction of the board of directors, for the avoidance of doubt, subsection (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)    To comply with subsection (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation (the “secretary”). To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Mountain Standard Time, on the 90th day nor earlier than 8:00 a.m., Mountain Standard Time, on the 120th day before the one-year anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Mountain Standard Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Mountain Standard Time, on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

(b)    To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend any incorporation document, including but not limited to, the certificate of incorporation or these bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, held of record or are beneficially owned by the stockholder or any Stockholder Associated Person, including any shares of any class or series of capital stock of the corporation as to which such stockholder or such Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, (4) a description of any (i) shares of the corporation owned by such stockholder or any Stockholder Associated Person that are (A) pledged by the stockholder or otherwise subject to a lien, charge or other encumbrance or (B) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any Stockholder Associated Person, whether any such instrument or agreement described in this subsection (B) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement described in this subsection (B) has, or is intended to have, the purpose or effect of (x) reducing or increasing in any manner, to any extent or at any time in the future, such stockholder’s or any Stockholder Associated Person’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder or any Stockholder Associated Person (any of the foregoing, a “Derivative Instrument”), and (ii) other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) a description of any rights to dividends or other distributions on the shares of the corporation’s securities, directly or indirectly, owned beneficially by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying security, (6) any material interest of the stockholder or any Stockholder Associated Person in such business, (7) a description of any agreement, arrangement or understanding between the stockholder or any Stockholder Associated Person or others acting in concert with them and any other person or persons (including, in each case, their full legal names) in connection with the proposal of such business, (8) a description of any proportionate interest in the corporation’s securities or any Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the stockholder or any Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (9) a description of any performance-related fees (other than an asset-based fee) that the stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (10) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by the stockholder or any Stockholder Associated Person, (11) any direct or indirect interest of the stockholder or any Stockholder Associated Person in any contract with the corporation or any affiliate of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (12) a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting, (13) any other information relating to the stockholder or any Stockholder Associated Person or others acting in concert with them, or the proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14(a) of the 1934 Act, (14) such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action, (15) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the 1934 Act), contract, arrangement, understanding or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of any class or series of capital stock of the corporation, (16) any material pending or threatened legal proceeding in which the stockholder or any Stockholder Associated Person is a party or material participant involving the corporation or any of its officers, directors or affiliates, (17) any material relationship between the stockholder or any Stockholder Associated Person, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand, (18) a representation and undertaking as to whether the stockholder or any Stockholder Associated Person or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal and/or (y) otherwise solicit proxies from stockholders in support of such proposal, (19) an acknowledgment that, if such stockholder (or representative) does not appear to present such business or nominees, as applicable, at such meeting, the corporation need not present such business or nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation, (20) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person with respect to the corporation, including a description of any agreement that would be required to be disclosed by such stockholder or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 1, (21) the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support such nomination or proposal, and to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s), (22) the identity of any beneficial holder of the shares of any class or series of the capital stock of the corporation that reasonably could have influenced the decision of the stockholder or any Stockholder Associated Person to propose such business or nomination to be brought before the meeting, and (23) if the stockholder or any Stockholder Associated Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such stockholder or any Stockholder Associated Person to propose such business or nomination to be brought before the meeting, and (such information provided and statements made as required by subsections (1) through (23), a “Business Solicitation Statement”). In addition, to be in proper written form and timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) to the secretary must be updated and supplemented, if necessary, (A) so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, and (B) to provide any additional information that the corporation may reasonably request. Such update and supplement or additional information must be in writing and received by the secretary at the principal executive offices of the corporation (x) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than 5 business days after the later of such record date for the annual meeting and the public announcement of such record date and, (y) in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, not later than 8 business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement or other delay thereof and, (z) in the case of a request from the corporation for additional information, promptly following a request therefor and not later than such reasonable time as is specified in any such request from the corporation. The failure to timely provide such update, supplement or additional information shall result in the proposal no longer being eligible for consideration at the annual meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (ii) any beneficial owner of shares of capital stock of the corporation beneficially owned or of record by such stockholder (other than a stockholder that is a depositary), (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of capital stock of the corporation and (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or such Stockholder Associated Person in respect of any proposals or nominations, as applicable.

(c)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4 and Section 2.5. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting (and, in advance of any annual meeting, the board of directors) shall have the power and duty (1) to determine whether any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 2.4, and (2) if any proposed business was not made in compliance with this Section 2.4, to declare that any such business was not properly brought before the annual meeting and shall not be conducted, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation.

(ii)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4 and Section 2.5 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors (or a duly authorized committee thereof), (B) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii), (2) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting, (3) is a stockholder of record at the time of the annual meeting and (4) has complied with the notice procedures set forth in this Section 2.4, or (C) by any Eligible Stockholder (as defined in Section 2.5) who meets the requirements of and complies with the procedures set forth in Section 2.5. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary at the principal executive offices of the corporation.

(a)    To comply with subsection (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary at the principal executive offices of the corporation at the time set forth in, and in accordance with, Section 2.4(i)(a) above; provided, however, in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provision, then a stockholder’s notice required by this Section 2.4(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Mountain Standard Time, on the 10th day following the day on which such Public Announcement is first made. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting, and for the avoidance of doubt, subject to applicable law, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set for in this Section 2.4.

(b)    To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any Derivative Instruments held or beneficially held by the nominee, including the full notional amount of any securities that, directly or indirectly, underlie any such Derivative Instrument, (D) a description of any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee with respect to the corporation’s securities, (E) a description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the corporation, in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), which description shall include, without limitation, the name of each other person who is party to such Third-Party Compensation Arrangement and the amount of any payment or payments received or receivable thereunder, (F) a description of any other material relationships between the stockholder giving the notice and any Stockholder Associated Person, on the one hand, and the nominee and such nominee’s respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or Stockholder Associated Person were the “registrant” for the purposes of such rule and such nominee were a director or executive officer of such registrant, (G) a written statement executed by the nominee consenting to (x) being named as a nominee of such stockholder, (y) serving as a director of the corporation if elected and (z) being named in any proxy statement and any associated proxy card for the corporation’s next meeting of stockholders for the election of directors, (H) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (I) a written statement of such person that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the corporation’s Corporate Governance Guidelines, (J) a written statement that such nominee will comply with the corporation’s processes for evaluating any person being considered for nomination to the board of directors, including an agreement to submit to interviews with the board of directors or any committee thereof to discuss matters relating to the nomination of such nominee to the board of directors, including the information provided by such nominee to the corporation in connection with their nomination and such nominee’s eligibility to serve as a member of the board of directors and each such nominee shall make themselves available for any such interviews within ten (10) days following such any such request and (K) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Section 14(a) of the 1934 Act, and the rules and regulations promulgated thereunder; and

(2)    as to such stockholder giving notice, (A) the information required to be provided pursuant to subsections (2) through (23) of Section 2.4(i)(b) above, and the update and supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such subsections shall instead refer to nominations of directors for purposes of this paragraph), with such update and supplement being subject to the terms of the second and third sentences of Section 2.4(i)(b), and (B) a representation and undertaking as to whether such stockholder or Stockholder Associated Person or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to elect such nominee(s) (which representation and undertaking must include a statement as to whether such stockholder or any Stockholder Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors pursuant to Rule 14a-19 of the 1934 Act), or (y) otherwise solicit proxies from stockholders in support of such nomination (such information provided and statements made as required by Section 2.4(ii)(b)(1) and this Section 2.4(ii)(b)(2), a “Nominee Solicitation Statement”).

(c)    To be eligible to be a nominee of any stockholder for election as a director of the corporation, any person nominated by a stockholder for election as a director must, at the request of the board of directors, furnish to the secretary (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or, if applicable, audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guidelines or committee charter of the corporation and (3) such other information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or the qualifications of such nominee. Such additional information, if applicable, must be received by the secretary at the principal executive offices of the corporation promptly following a request therefor, not later than such reasonable time as is specified in any such request from the corporation. In the absence of the timely furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form and shall be ineligible for consideration at the annual meeting pursuant to this Section 2.4(ii).

(d)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting (and, in advance of the annual meeting, the board of directors) shall have the power and duty (1) to determine whether a nomination was made in accordance with the procedures prescribed by this Section 2.4 and (2) if any proposed nomination was not made in compliance with this Section 2.4 to declare that such defective nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation.

(iii)    Advance Notice of Director Nominations for Special Meetings.

(a)    For a special meeting of stockholders at which directors are to be elected, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors (or a duly authorized committee thereof) or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii), (B) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting, (C) is a stockholder of record at the time of the special meeting and (D) delivers a timely written notice of the nomination to the secretary that includes the information set forth in Sections 2.4(ii)(b) and (ii)(c) above (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 2.4(iii)). To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Mountain Standard Time, on the 120th day prior to the day of the special meeting and not later than 5:00 p.m., Mountain Standard Time, on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such special meeting. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors (or a duly authorized committee thereof) or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election (i) if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or (ii) if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Any person nominated in accordance with this Section 2.4(iii) is subject to, and must comply with, the provisions of Section 2.4(ii)(c).
(b)    The chairperson of the special meeting (and, in advance of the special meeting, the board of directors) shall have the power and duty (1) to determine whether a nomination or other proposed business was made or proposed, as the case may be, in accordance with the procedures prescribed by this Section 2.4, and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 2.4 to declare that such defective nomination shall be disregarded~~.~~ or that such proposed business shall not be transacted, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation.

(iv)    Other Requirements and Procedures.

(a)    In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state and federal law, including the 1934 Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.4, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Regulation 14A (or any successor provision) under the 1934 Act. Nothing in this Section 2.4 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Regulation 14A (or any successor provision) under the 1934 Act.

(b)    To be eligible to be a nominee of any stockholder for election or re-election as a director of the corporation, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(ii)(a) or Section 2.4(iii): (1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation; (2) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with such director nominee’s ability to comply, if elected as a director of the corporation, with such director nominee’s fiduciary duties under applicable law; (3) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement; (4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the certificate of incorporation, these bylaws, the corporation’s corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading guidelines, applicable fiduciary duties under state law, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the secretary will provide to such proposed nominee all such policies and guidelines then in effect); (5) a written representation and undertaking that such nominee, if elected as a director, such nominee will provide facts, statements and other information in all documents and communications with the corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, inaccurate or incomplete; and (6) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the board of directors.

(c)    For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or proposed business or to submit any new nomination or proposal. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.4 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(d)    Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if (1) any stockholder or Stockholder Associated Person, if any, on whose behalf a nomination is made provides notice pursuant to Rule 14a-19(b) under the 1934 Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these bylaws) and (2) (A) such stockholder or Stockholder Associated Person subsequently either (i) notifies the corporation that it no longer intends to solicit proxies in support of the election or reelection of such director nominee in accordance with Rule 14a-19(b) under the 1934 Act or (ii) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder or such Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the 1934 Act in accordance with the following sentence) and (B) no other stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (i) to the corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these bylaws, still intends to solicit proxies in support of the election or reelection of such director nominee in accordance with Rule 14a-19(b) under the Exchange Act and (ii) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of each such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of the election of such proposed nominees may have been received by the corporation. If any stockholder or Stockholder Associated Person, if any, on whose behalf a nomination is made, provides notice pursuant to Rule 14a-19(b) under the 1934 Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such stockholder or such

Stockholder Associated Person shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the 1934 Act.

(e)    Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the applicable meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that such nomination or proposal is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the applicable meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable meeting.

2.5    PROXY ACCESS FOR DIRECTOR NOMINATIONS

(i)    Proxy Access. Subject to the terms of this Section 2.5, a stockholder, or group of stockholders, that qualify as an “Eligible Stockholder” may nominate a person (a “Stockholder Nominee”) for election to the board of directors and the corporation shall include the Stockholder Nominee as a nominee for election as a director in its proxy statement and form of proxy card (“Proxy Materials”) for the annual meeting. Except as provided under Rule 14a-19 under the 1934 Act, this Section 2.5 shall be the exclusive method for stockholders to require that the corporation include nominees for election as a director in the corporation’s Proxy Materials.

(ii)    Eligible Stockholder. In order to be an Eligible Stockholder for the purpose of being granted proxy access under this Section 2.5, the stockholder(s) shall:

(a)    be one, but not more than twenty (20), holder(s) or beneficial owner(s) of common stock of the corporation (“Shares”);

(b)    own Shares that represent at least three percent (3%) or more of the outstanding Shares (“Required Shares”). No Shares may be attributed to more than one group constituting an Eligible Stockholder;

(c)    have owned the Required Shares continuously for at least three (3) years as of the date the Nomination Notice is received by the corporation pursuant to this Section 2.5;

(d)    continue to hold the Required Shares through the record date for determining stockholders entitled to vote at the annual meeting of stockholders and the first anniversary of the annual meeting of stockholders or any adjournment, rescheduling, postponement or other delay thereof; and

(e)    satisfy such additional requirements as are set forth in these bylaws, including this Section 2.5. In the event that an Eligible Stockholder consists of more than one stockholder, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares shall apply to the ownership of stockholders in the aggregate.

(iii)    Ownership. To own the Required Shares, the stockholder must satisfy the following ownership requirements:

(a)The number of stockholders shall be calculated as follows:

(1)    the Shares owned by one (1) or more stockholders, or by the person or persons who own Shares and on whose behalf any stockholder is acting, may be aggregated, but the number of stockholders and other persons whose ownership of Shares is aggregated for such purpose shall not exceed twenty (20);

(2)    two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or beneficial owner, provided that such funds otherwise meet the requirements under this Section 2.5 and, provided, further, that such funds provide to the secretary documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy this Section 2.5; and

(3)    no stockholder or person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.5.

For the avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment, rescheduling, postponement or other delay thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.

(b)    The board of directors (or a duly authorized committee thereof) shall determine whether outstanding Shares are “owned” for the purposes of this Section 2.5. The determination shall be in good faith and shall be conclusive and binding on the corporation and its stockholders. Ownership shall be determined by the board of directors (or a duly authorized committee thereof) based on the following criteria:

(1)    an Eligible Stockholder shall be deemed to “own” only those outstanding Shares as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the Shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such Shares; provided, that the number of Shares calculated in accordance with the foregoing subsections (A) and (B) shall not include any Shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with Shares or with cash based on the notional amount or value of outstanding Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of either or both of (y) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such Shares; or (z) hedging, offsetting or altering to any degree gain or loss arising from maintaining the full economic ownership of such Shares by such stockholder or affiliate;

(2)    a stockholder shall “own” Shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the Shares are voted with respect to the election of directors and possesses the full economic interest in the Shares;

(3)    a person’s ownership of Shares shall be deemed to continue during any period in which the person has loaned such Shares so long as the person has the power to recall such loaned Shares on five (5) business days’ notice, and has recalled the loaned Shares by the record date of the relevant annual meeting and the person holds the recalled Shares through the date of the annual meeting of stockholders or any adjournment, rescheduling, postponement or other delay thereof; and

(4)    a person’s ownership of Shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person without condition.

(iv)    Nomination Notice. The Eligible Stockholder expressly elects to have the Stockholder Nominee included in the Proxy Materials by timely submitting a “Nomination Notice” to the secretary of the corporation.

(a)The Nomination Notice shall set forth the following information:

(1)    one or more written statements from the record holder(s) of the Shares (and from each intermediary through which the Shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three (3) years, the Required Shares;

(2)    the Eligible Stockholder’s agreement to provide, within five (5) business days after (A) the record date for determining stockholders entitled to vote at the annual meeting of stockholders (if, prior to the record date, the corporation (1) has made a public announcement of such record date or (2) sent a written notice of the record date (including by electronic mail) to the Eligible Stockholder) or (B) the date on which the corporation sent to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through such record date;

(3)    the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination for the election of directors pursuant to Section 2.4 of these bylaws;

(4)    the written consent of each Stockholder Nominee to being named as a nominee in any Proxy Materials for the corporation’s next annual meeting of stockholders for the election of directors and to serving as a director if elected;

(5)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(6)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(7)    a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.5; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the first anniversary of the date of the annual meeting of stockholders; and

(8)    an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any actual or alleged legal or regulatory violation arising out of the communications by the Eligible Stockholder, as well as its affiliates, associates and their respective agents and representatives, with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation and indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually for any liability, loss, damages, expenses or other costs (including attorneys’ fees) arising therefrom; (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (C) provide to the corporation prior to the annual meeting of stockholders such additional information as reasonably requested by the corporation with respect thereto.

(b)    The Nomination Notice shall be timely submitted. To be timely, a Nomination Notice must be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Mountain Standard Time, on the 120th day (the “Final Nomination Date”) and not earlier than 8:00 a.m., Mountain Standard Time, on the 150th day prior to the anniversary of the date (as stated in the corporation’s Proxy Materials) the definitive proxy statement with respect to the preceding year’s annual meeting was first sent to stockholders; provided, however, that in the event that the date of the annual meeting for the current year is changed by more than 25 days from the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the 8:00 a.m., Mountain Standard Time, on the 150th day prior to such annual meeting and not later than 5:00 p.m., Mountain Standard Time, on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall the Public Announcement of an adjournment, rescheduling, postponement or other delay of an annual meeting commence a new time period (or extend any time period) for the delivery or receipt of a Nomination Notice as described above.

(v)    Stockholder Nominee Written Representation.

(a)    Within the time period specified in this Section 2.5 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the secretary a written representation, in a form deemed satisfactory by the board of directors (or a duly authorized committee thereof), that the Stockholder Nominee:

(1)    is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question;

(2)    is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee, and is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director; and

(3)    if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.

(b)    At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit to the secretary all completed and signed questionnaires required of the corporation’s directors and officers and provide the corporation with such other information as it shall reasonably request. The corporation may request such additional information as is necessary to permit the board of directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”).

(vi)    Disqualification of the Stockholder Nominee.

(a)    The corporation shall not be required to include, pursuant to this Section 2.5, any Stockholder Nominees in its Proxy Materials for any annual meeting of stockholders:

(1)    for which the secretary receives a notice that any stockholder has nominated a person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.4 of these bylaws and for which the corporation’s board of directors has not elected to have such nominee included in the corporation’s Proxy Materials pursuant to this Section 2.5;

(2)    if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(3)    who is not independent under the Applicable Independence Standards, as determined by the board of directors;

(4)    whose election as a member of the board of directors would cause the corporation to be in violation of these bylaws, its certificate of incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation;

(5)    who is or has been, within the past three (3) years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as determined by the corporation’s board of directors;

(6)    who is or has been, within the past ten (10) years, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or convicted in such a criminal proceeding;

(7)    who is or has been, within the past ten (10) years, the subject of or a director, officer, or other principal of any entity that was the subject of a bankruptcy or insolvency proceeding;

(8)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(9)    if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the board of directors;

(10)    if such Stockholder Nominee or the applicable Eligible Stockholder otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.5; or

(11)    if such Stockholder Nominee was nominated for election to the board of directors pursuant to this Section 2.5 at one of the corporation’s three preceding annual meetings of stockholders and failed at any such annual meeting to receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election.

(b)    Notwithstanding anything to the contrary set forth herein, the board of directors or the chairperson of the meeting presiding at the applicable annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (1) the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 2.5, as determined in good faith by the board of directors or the chairperson of the meeting presiding at the annual meeting of stockholders; or (2) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 2.5.

(vii)Maximum Number of Stockholder Nominees.

(a)    The maximum number of Stockholder Nominees included in the Proxy Materials with respect to an annual meeting of stockholders pursuant to this Section 2.5 (the “Permitted Number”) shall be the greater of (i) two (2) persons and (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 2.5 or, if such amount is not a whole number, the closest whole number (rounded down) below twenty percent (20%). In the event that (A) one or more vacancies for any reason occurs on the board of directors after the Final Nomination Date but before the date of the annual meeting of stockholders and (B) the board of directors resolves to reduce the size of the board of directors in connection therewith, then the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by: (1) Stockholder Nominees who the board of directors itself decides to nominate as a nominee at such annual meeting; (2) Stockholder Nominees whose nomination is withdrawn after the corporation has received a Nomination Notice with respect to such Stockholder Nominee; and (3) the number of directors in office as of the Final Nomination Date who had been nominees nominated by a Eligible Stockholder pursuant to this Section 2.5, or pursuant to Section 2.4 of these bylaws with respect to any of the preceding three (3) annual meetings (including any nominee who had been counted at any such annual meeting pursuant to the immediately preceding subsection (2)) and whose re-election at the upcoming annual meeting is being recommended by the board of directors.

(b)    In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.5 exceeds the Permitted Number, then each Eligible Stockholder will select one (1) Stockholder Nominee for inclusion in the corporation’s Proxy Materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of Shares that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c)    Following such determination, if any Stockholder Nominee, who satisfies the eligibility requirements in this Section 2.5, (i) thereafter withdraws from the election (or their nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.5), no other nominee or nominees shall be included in the corporation’s Proxy Materials or otherwise submitted for director election pursuant to this Section 2.5.

(viii)    Information Included in the Proxy Materials by the corporation. For purposes of this Section 2.5, the “Required Information” that the corporation will include in its proxy statement is:

(a)    the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and

(b)    if the Eligible Stockholder so elects, a written statement, not to exceed five hundred (500) words, and which may not include charts, graphs or other non-verbal images, submitted by an Eligible Stockholder in support of the Stockholder Nominee’s candidacy, which must be provided at the same time as the Nomination Notice for inclusion in the corporation’s Proxy Materials for the annual meeting of stockholders (the “Stockholder Nominee Statement”).

Notwithstanding anything to the contrary contained in this Section 2.5, the corporation may omit from the Proxy Materials any information or Stockholder Nominee Statement (or portion thereof) that it, in good faith, (A) believes would violate any applicable law or regulation, (B) determines would directly or indirectly impugn the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) determines that such information is not true in all material respects or omits a material statement necessary to make the statements not misleading. Nothing in this Section 2.5 shall limit the corporation’s ability to solicit or recommend against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(ix)    False or Inaccurate Information Provided. If any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from the Proxy Materials as provided in this Section 2.5.

(x)    Eligible Stockholder Filing Requirements. The Eligible Stockholder (including any person who owns Shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 2.5) shall file with the Securities and Exchange Commission any solicitation with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.

(xi)    Interpretation of this Section 2.5. The board of directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.5 and make all determinations deemed necessary or advisable in connection with this Section 2.5. All such actions, interpretations and determinations that are done or made by the board of directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties. For the avoidance of doubt, this Section 2.5 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.4 of these bylaws.

2.1    NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.2    QUORUM

The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.3    ADJOURNED MEETING; NOTICE

Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.12 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.4    CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the board of directors. In the absence of such designation, the chairperson of the board of directors, if any, or the chief executive officer (in the absence of the chairperson of the board of directors) or the president (in the absence of the chairperson of the board of directors and the chief executive officer), or in their absence, any other executive officer of the corporation, shall serve as the chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. The rules or procedures of any meeting of stockholders, whether adopted by the board of directors or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (j) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting including whether they plan to attend in person or virtually, if and to such extent either or both are permitted under the circumstances; and (k) any rules or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.

2.5    VOTING

(i)    Stockholders Entitled to Vote. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

(ii)    Votes Per Share. Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question.

(iii)    Majority of Votes. Unless a different or minimum vote is required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, subject to the rights of the holders of any series of preferred stock of the corporation to elect directors in accordance with the terms thereof. For purposes of this bylaw, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “against” a director’s election and shall exclude abstentions and broker non-votes with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected as of the 10th day preceding the date of the corporation’s first notice to stockholders of such meeting sent pursuant to Section 2.4 of Article II of these bylaws (the “Determination Date”); provided, however, that if, in accordance with Section 2.4 of Article II of these bylaws, stockholders are entitled to nominate persons for election as a director after the otherwise applicable Determination Date, the Determination Date shall instead be the last day on which stockholders are entitled to nominate persons for election as a director. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, unless a different or minimum vote is required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed in which case such different or minimum vote shall be the applicable vote on the matter.

2.6    STOCKHOLDER ACTION BY CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent by such stockholders in lieu of a meeting.

2.7    RECORD DATES

(i)    Setting the Record Date. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(ii)    In the Absence of a Record Date. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(iii)    Notice of Adjourned Meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.12 at the adjourned meeting.

(iv)    Record Date for Distributions or Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.8    PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.  Any person directly or indirectly soliciting proxies from the stockholders of the corporation must use a proxy card color other than white, which shall be reserved for the exclusive use of the board of directors.

2.9    LIST OF STOCKHOLDERS ENTITLED TO VOTE

The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.10    INSPECTORS OF ELECTION

(i)    Appointment of Inspector(s). Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.

(ii)    Duties of the Inspector(s). The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. The inspectors of election shall:

(a)    ascertain the number of shares outstanding and the voting power of each,
(b)    determine the shares represented at the meeting and the validity of proxies and ballots;
(c)    count all votes and ballots;
(d)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(e)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.

(iii)    Inspector Authority. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III - DIRECTORS

3.1    POWER

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2    NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4    RESIGNATION AND VACANCIES

(i)    Resignation of a Director. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

(ii)    Vacancies and Newly Created Directorships. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies occurring on the board of directors for any reason and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5    PLACE OF MEETINGS; REMOTE MEETINGS

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone, internet, video or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6    REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7    SPECIAL MEETINGS; NOTICE

(i)    Calling Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer or the president. In addition, special meetings of the board of directors shall be called by the chairperson of the board of directors, the chief executive officer, the president or the secretary on the written request of two or more directors, unless the board of directors consists of only one director, in which case special meetings shall be called by the chairperson of the board of directors, the chief executive officer, the president or the secretary on the written request of the sole director. The person(s) authorized to call a special meeting of the board of directors may authorize another person or persons to send notice of such meeting.

(ii) Notice of the Special Meeting. Notice of the time and place of special meetings shall be:

(1)    delivered personally by hand, by courier or by telephone;
(2)    sent by facsimile;

(3)    sent by electronic mail;
(4)    sent by United States first-class mail, postage prepaid; or
(5)    otherwise given by electronic transmission (as defined in Section 232 of the DGCL), directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.
(ii) Contents of Notice of the Special Meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8    QUORUM; VOTING

(i)    Quorum. At all meetings of the board of directors, a majority of the Whole Board shall constitute a quorum for the transaction of business, except as otherwise provided by law, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

(ii)    Vote of the Majority. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

(iii)    Director Voting Power. If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9    BOARD ACTION BY CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board of directors, or committee thereof, in the same paper or electronic form as the minutes are maintained.

3.10    FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors or a committee designated by the board of directors shall have the authority to fix the compensation of directors.

3.11    REMOVAL OF DIRECTORS

Any director or the entire board of directors may be removed from office only in accordance with the provisions of the corporation’s certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1    COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2    COMMITTEE MINUTES

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3    MEETINGS AND ACTION OF COMMITTEES

(i)Governance of Committees.

(a)    Unless otherwise specified by the board of directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(1)Section 3.5 (place of meetings; remote meetings);
(2)Section 3.6 (regular meetings);
(3)Section 3.7 (special meetings; notice);
(4)Section 3.8 (quorum; voting);
(5)Section 7.4 (waiver of notice); and
(6)Section 3.9 (board action by consent without a meeting)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the board of directors and its members.

(b)However, the committees and subcommittees shall be governed by the following terms:

(1)    The time and place for regular meetings of committees or subcommittees may be determined either by resolution of the board of directors or by resolution of the committee or subcommittee;

(2)    Special meetings of committees or subcommittees may also be called by resolution of the board of directors or the committee or subcommittee; and

Notice of special meetings of committees and subcommittees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee or subcommittee. The board of directors or a committee or subcommittee may also adopt other rules for the governance of any committee or subcommittee.

(ii)    Voting by Committee Members. Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.1    SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1    OFFICERS

The officers of the corporation shall be chosen by the board of directors. The corporation may have, at the discretion of the board of directors, a chairperson of the board of directors, a president, a chief financial officer, a treasurer, a secretary, a vice chairperson of the board of directors, a chief executive officer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person, unless the corporation’s certificate of incorporation or these bylaws otherwise provide.

5.2    APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3    SUBORDINATE OFFICERS

The board of directors, or any duly authorized committee or subcommittee thereof, may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the board of directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.

5.4    REMOVAL AND RESIGNATION OF OFFICERS

(i)    Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

(ii)    Resignation. Any officer may resign at any time by giving written or electronic notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5    VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6    REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the board of directors, the president, the chief executive officer, any vice president, the treasurer, the secretary or assistant secretary of the corporation, or any other person authorized by the board of directors or the president, the chief executive officer, chief financial officer or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of or issued by, or interests in, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of the corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7    AUTHORITY AND DUTIES OF OFFICERS1

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors. In addition, with the written consent of any two members of the board of directors of the corporation (one of whom must be the chair), any and all officers, employees, agents or representatives of the corporation identified by such directors are hereby authorized to bring, defend, intercede, join, mediate, arbitrate, settle, compromise, try, or appeal (or authorize or appoint in writing others to do any of the foregoing) any claim, demand, dispute, investigation, allegation, suit, litigation, or other similar matter or proceedings for, on behalf of, or against the corporation or any of its subsidiaries or affiliates in any jurisdiction or territory.

ARTICLE VI - STOCK

6.1    STOCK CERTIFICATES

The shares of stock of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two authorized officers of the corporation (it being understood that each of the chairperson of the board of directors, the vice chairperson of the board of directors, the president, the chief executive officer, the chief financial officer, a vice president, the treasurer, an assistant treasurer, the secretary and an assistant secretary of the corporation shall be an authorized officer for such purpose) representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has
1 This section includes the language that was previously approved by the corporation’s Board on June 23, 2021 and was inadvertently omitted when previously filed on January 17, 2024.

ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

6.2    LOST CERTIFICATES

Except as provided in this Section 6.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.3    DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.4    TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 6.2 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract.

6.5    STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

6.6    REGISTERED STOCKHOLDERS

The corporation: shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; to the fullest extent permitted by law, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1    NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2    NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.3    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4    WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3    SUCCESSFUL DEFENSE

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.

8.4    INDEMNIFICATION OF OTHERS; ADVANCE PAYMENT TO OTHERS

Subject to the other provisions of this Article VIII, the corporation shall have power to advance expenses to and indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law.

8.5    ADVANCED PAYMENT OF EXPENSES

(i)    Expenses Advanced. Expenses (including attorneys’ fees) incurred by an officer or director of the corporation or former officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

(ii)    Expenses Not Advanced. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

8.6    LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)    for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)    initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v)    if prohibited by applicable law.

8.7    DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 60 days after receipt by the corporation of the written request therefor (and, with respect to claims for indemnification, following the final disposition of the relevant proceeding with respect thereto), the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such person’s entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8    NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9    INSURANCE

The corporation may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10    SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11    EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12    CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, general partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

(i)    For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans;

(ii)    For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and

(iii)    For purposes of this Article VIII, references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX - EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or, if and only if all such State courts do not have jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the certificate of incorporation or these bylaws (as each may be amended from time to time), (d) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (e) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws (as each may be amended from time to time) or (f) any action or proceeding asserting a claim governed by the internal affairs doctrine.

Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “1933 Act”).

For the avoidance of doubt, nothing in this Article IX shall apply to any claims brought to enforce a duty or liability created by the 1934 Act.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any security of the corporation shall be deemed to have notice of and have consented to the provisions of this Article IX. This provision shall be enforceable by any party to a complaint covered by the provisions of this Article IX.

ARTICLE X - GENERAL MATTERS

10.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.2    FISCAL YEAR

The fiscal year of the corporation shall end on December 31, unless otherwise fixed by resolution of the board of directors. The fiscal year may be changed by the board of directors.

10.3    SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

10.4    CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

ARTICLE XI - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders of the corporation by vote of not less than a majority of the outstanding shares of the voting stock of the corporation entitled to vote at an election of directors. In addition, in accordance with the corporation’s certificate of incorporation, the board of directors may adopt, amend or repeal these bylaws by vote of a majority of the board of directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.